Exhibit 99.1

Bionik Laboratories Reports Second Quarter Fiscal Year 2023 Financial Results

Launch of Centers of Excellence Strategy Increases Outlook for Growth

BOSTON – November 9, 2022 -- Bionik Laboratories Corp. (OTCPink:BNKL), a robotics company providing neurological functional recovery solutions to stroke survivors and others with functional and mobility challenges, today reported financial results for the second quarter of fiscal year 2023, ended September 30, 2022.

Second Quarter FY 2023 Highlights

●	Bionik launched its new corporate strategy to operate a network of specialized Centers of Excellence for neuro-recovery care that showcase Bionik technology and solutions by acquiring its first center located in Clermont, FL. The acquisition closed in mid-September and is making contributions in an immediate way with our technology installed in the last week of the quarter.

●	Revenue was $0.5 million for the second quarter of fiscal 2023 compared to $0.2 million for the second quarter of fiscal 2022, an increase of 113%, primarily due to three units sold directly in the current period compared to two units sold through our distributor model in the prior year period.

●	Bionik’s sales pipeline continues to grow and remains healthy.

●	On a GAAP basis, total operating expenses increased 19% to $1.4 million, primarily due to ongoing increases in sales and marketing and R&D investments.

●	On a GAAP basis, the net loss was $1.1 million, or ($0.16) per diluted share, compared to a net loss of $1.3 million, or ($0.22) per diluted share, in the same period for fiscal 2022. On a Non-GAAP basis, the net loss was $1.0 million, or ($0.15) per diluted share, compared with a net loss of $1.2 million, or ($0.21) per diluted share, in the same period for fiscal 2022.

●	Subsequent to quarter end, Bionik announced the appointment of Richard Russo Jr. to the Board of Directors along with his promotion to Chief Executive Officer and President, from Chief Financial Officer and interim CEO. Filling the role as Executive Vice President and Chief Financial Officer will be Dan Gonsalves, formerly Bionik’s Corporate Controller.

Richard Russo, President and Chief Executive Officer of Bionik, commented, “Bionik achieved several milestones during the second fiscal quarter. The biggest of which included acquiring our first rehabilitation center in Florida as part of a strategic national rollout of neuro recovery centers that is expected to enable us to provide more patients with access to Bionik’s InMotion systems, which are the gold standard for robotic upper extremity rehabilitation. This strategy reflects our firm belief in early and intensive interventions to deliver the best proven outcomes for patients with stroke or neurotrauma.”

“The acquisition closed in mid-September, contributing modest revenue to the second quarter, and is expected to be accretive to our financial results and strengthen and diversify our revenue streams, profitability, and outlook for growth. During the second quarter we shipped three direct sales units. Our sales pipeline remains healthy and the outlook for the second half of the fiscal year is strong as well as we continue working to advance our strategies for growth and deliver successful proven outcomes for our patients.”

Second Quarter FY 2023 Financial Results

Total revenue for the second fiscal quarter was $0.5 million, an increase of 113%, compared with $0.2 million revenue in the second quarter of fiscal 2022. In the fiscal 2023 period, three units were shipped as direct sales as compared to two sales in the fiscal 2022 period both of which were through our distributor model. Subscription revenue increased by 10% due to more subscriptions in the fiscal 2023 period as compared to the fiscal 2022 period.

Gross profit for the second fiscal quarter was $0.3 million, an increase of 102%, compared to $0.2 million in the second quarter of fiscal 2022. The gross margin was 61% compared to 64% in the prior year period. Although direct sales typically carry higher margins than our distributor model, we expect to see lower margins with the diversified revenues from our clinic strategy on a go-forward basis.

Total operating expenses for the second fiscal quarter were $1.4 million, an increase of 19%, compared to $1.2 million in the second quarter of fiscal 2022. Sales and marketing expenses increased by 13% to $0.5 million for the current period, primarily due to ongoing investments in commercial and marketing initiatives to bolster our sales pipeline. Research and development expenses increased 165% to $0.2 million to support consulting costs and headcount related to our research and development, regulatory and quality initiatives. General and administrative expenses remained consistent to the prior period at $0.7 million. Interest expense for the second fiscal quarter declined by 92% to $17,000 due to lower debt outstanding compared to the prior fiscal year period.

The net loss for the second fiscal quarter was $1.1 million, or ($0.16) per diluted share, compared to a net loss of $1.3 million, or ($0.22) per diluted share, in the second quarter of fiscal 2022. Weighted average basic and diluted shares outstanding were 6,879,554 and 5,855,512 for the second quarter of fiscal year 2023 and 2022, respectively.

On a non-GAAP basis, excluding share-based compensation expense, costs of acquisition and foreign exchange loss and costs associated with the amortization of intangibles in the prior period, the net loss for the second quarter of fiscal 2023 was $1.0 million, or ($0.15) per diluted share, compared with a net loss of $1.2 million, or ($0.21) per diluted share, in the same period for fiscal 2022.

Six Months FY 2023 Financial Results

Total revenues for the six months ended September 30, 2022 decreased by 19%, to $0.7 million, as compared to revenues of $0.9 million for the six months ended September 30, 2021. The decline was primarily due to a decrease in the number of units shipped year-over-year. Gross Profit decreased by 32% to $0.5 million, and gross margin was 64% compared with 76%. The decrease was primarily due to the mix of unit sales in the fiscal 2022 period. Total operating expenses increased by 17% to $2.9 million.

The net loss for the six months ended September 30, 2022 was $2.5 million, or ($0.37) per diluted share, compared to a net loss of $1.7 million, or ($0.30) per diluted share, in the same period for fiscal 2022. On a non-GAAP basis, excluding share-based compensation expense, costs of acquisition and foreign exchange loss and costs associated with the amortization of intangibles in the prior period, the net loss for the six months ended September 30, 2022 was $2.4 million, or ($0.34) per diluted share, compared with a net loss of $2.0 million, or ($0.35) per diluted share, in the same period for fiscal 2022.

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company providing neurological functional recovery solutions to stroke survivors and others with functional and mobility challenges. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and three products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," “possible,” "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products and the roll-out of its recently-announced Neuro-Recovery Centers of Excellence strategy, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, including as a result of the acquisition and rebranding of the Company’s Neuro-Recovery Centers of Excellence, and the future financial performance of any such Centers of Excellence the Company may acquire or launch (iv) the market and projected market for our existing and planned products and services and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above.

Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward- looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing or increase revenue, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development and sales of our products and related insufficient cash flows and resulting illiquidity, the continued impact on the Company’s business as a result of the Covid-19 pandemic, the Company’s inability to expand the Company’s business, including its recently launched Neuro-Recovery Centers of Excellence strategy, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media Contact:

Ashley Willis

FischTank PR

ashley@fischtankpr.com

Investor Relations Contact:

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

646.863.6341

BIONIK Laboratories Corp.

Condensed Consolidated Balance Sheets

(Amounts expressed in US Dollars)

	September 30, 2022	March 31, 2022
	(Audited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$397,746	$1,991,377
Accounts receivable	581,459	274,844
Prepaid expenses and other current assets	902,976	1,127,362
Inventories	1,350,559	1,191,020
Total current assets	3,232,740	4,584,603
Equipment, net	188,763	91,234
Other assets	7,929	-
Operating lease right-of-use assets, non-current	265,070	-
Tradenames and Trademarks	36,000	-
Goodwill	99,552	-
Total assets	$3,830,054	$4,675,837

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$351,824	$305,095
Accrued liabilities	1,206,645	873,030
Operating leases, current	19,689	-
Current portion of deferred revenue	453,383	313,854
Total current liabilities	2,031,721	1,491,979
Operating leases, non-current	245,953
Convertible notes	770,883	-
Deferred revenue, net of current portion	258,479	256,646
Total liabilities	3,307,036	1,748,625
Total stockholders’ equity	523,018	2,927,212
Total liabilities and stockholders’ equity	$3,830,054	$4,675,837

BIONIK Laboratories Corp.

Condensed Consolidated Statements of Operations

(unaudited)

(Amounts expressed in U.S. Dollars)

	Three months ended September 30,		Six months ended September 30,
	2022	2021	2022	2021
Revenues, net	$486,205	$227,905	$729,034	$899,188
Cost of revenues	188,647	80,922	263,828	211,429
Gross Profit	297,558	146,983	465,206	687,759

Operating expenses
Sales and marketing	496,350	438,957	1,058,460	768,430
Research and development	225,878	85,085	603,983	266,052
General and administrative	686,542	664,523	1,287,275	1,496,744
Total operating expenses	1,408,770	1,188,565	2,949,718	2,531,226

Loss from operations	(1,111,212)	(1,041,582)	(2,484,512)	(1,843,467)
Interest expense, net	17,417	225,184	22,240	327,480
Other expense (income), net	759	1,223	6,769	(452,046)
Total other expense (income)	18,176	226,407	29,009	(124,566)
Net loss	$(1,129,338)	$(1,267,989)	$(2,513,521)	$(1,718,901)
Loss per share - basic and diluted	$(0.16)	$(0.22)	$(0.37)	$(0.30)
Weighted average number of shares outstanding – basic and diluted	6,879,554	5,855,512	6,879,554	5,779,076

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, BIONIK uses non-GAAP loss from operations, non-GAAP net loss and non-GAAP diluted net loss per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude costs associated with the amortization of intangible assets acquired, share-based compensation expense, acquisition costs, extinguishment of existing debt, as well as unrealized foreign exchange gains or losses for the three and six months ended September 30, 2022, and 2021. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

BIONIK’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding amortization, impairment and foreign exchange costs that may not be indicative of our core business operating results. BIONIK believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing BIONIK’s performance and when planning, forecasting and analyzing future periods. BIONIK also believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making. The non-GAAP Financial measures also facilitate management’s internal comparisons to BIONIK’s historical performance and our competitors’ operating results.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Loss from operations	$(1,111,212)	$(1,041,582)	$(2,484,512)	$(1,843,467)
Non-GAAP adjustments to loss from operations:
Share-based compensation expense	55,085	20,875	107,365	115,419
Costs associated with amortization of intangibles	-	19,647	-	39,280
Acquisition related costs	28,232	-	28,232	-
Total Non-GAAP adjustments to loss from operations	83,317	40,522	135,597	154,699
Non-GAAP loss from operations	$(1,027,895)	$(1,001,060)	$(2,348,915)	$(1,688,768)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(1,129,338)	$(1,267,989)	$(2,513,521)	$(1,718,901)
Non-GAAP adjustments to net loss:
Share based compensation expense	55,085	20,875	107,365	115,419
Costs associated with amortization of intangibles	-	19,647	-	39,280
Acquisition related costs	28,232	-	28,232	-
Extinguishment of debt	-	-	-	(459,912)
Foreign exchange loss (gain)	6,517	1,223	(507)	7,886
Total Non-GAAP adjustments to net loss	89,834	41,745	135,090	(297,327)
Non-GAAP net loss	$(1,039,504)	$(1,226,244)	$(2,378,431)	$(2,016,228)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Diluted net loss per share	$(0.16)	$(0.22)	$(0.37)	$(0.30)
Share-based compensation expense	0.01	0.01	0.02	0.02
Costs associated with amortization of intangibles	0.00	0.00	0.01	0.01
Acquisition related costs	0.00	0.00	0.00	0.00
Extinguishment of debt	0.00	0.00	0.00	(0.08)
Foreign exchange loss	0.00	0.00	0.00	0.00
Total Non-GAAP adjustments to net loss	0.01	0.01	0.03	(0.05)
Non-GAAP diluted net loss per share	$(0.15)	$(0.21)	$(0.34)	$(0.35)
Weighted average shares used to compute GAAP diluted net loss per share	6,879,554	5,855,512	6,879,554	5,779,076
Weighted average shares used to compute Non-GAAP diluted net loss per share	6,879,554	5,855,512	6,879,554	5,779,076